                                                                    Exhibit 23.2

                       Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 17, 1999, relating to the financial statements of the FDS Business, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts".

PricewaterhouseCoopers LLP

San Jose, California
November 17, 1999